Exhibit 3.1

ARTICLES OF INCORPORATION

OF

CARDINAL BANCORP

ONE:       NAME.  The name of this corporation is:

CARDINAL BANCORP

TWO:     PURPOSE.  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:          INITIAL AGENT.  The name and address in this State of the corporation’s initial agent for service of process is Keith T. Holmes, 1900 Avenue of the Stars, 25th Floor, Los Angeles, California 90067.

FOUR:    AUTHORIZED STOCK.  This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Serial Preferred Stock” and the second class of shares to be called “Common Stock.”  The total number of shares of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000), of which Ten Million (10,000,000) shall be Serial Preferred Stock and Ten Million (10,000,000) shall be Common Stock.

The Serial Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and the number of shares constituting any such series and a designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume that status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIVE:      DIRECTOR LIABILITY.  The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SIX:        INDEMNIFICATION.       The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the General Corporation Law.

Dated: August 7, 2006	/s/ Peggy I. Weiner
Peggy I. Weiner, Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

Dated: August 7, 2006	/s/ Peggy I. Weiner
Peggy I. Weiner, Incorporator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CARDINAL BANCORP

A California Corporation

The undersigned, Peggy I. Weiner, hereby certifies that:

1.                                       I am the Incorporator of CARDINAL BANCORP, a California corporation (the “Corporation”).

2.                                       Article ONE of the Articles of Incorporation of the Corporation is amended to read as follows:

“ONE:  The name is this corporation is:  FIRST MANHATTAN BANCORP.”

3.                                       No directors were named in the original Articles of Incorporation and none have been elected.

4.                                       The Corporation has issued no shares.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of her own knowledge.

Dated:  September 6, 2006

/s/ Peggy I. Weiner
Peggy I. Weiner, Incorporator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

FIRST MANHATTAN BANCORP

A California Corporation

The undersigned, Kyle Ransford and Nicole Fitzgerald, hereby certify that:

1.                                       They are the President and the Secretary, respectively, of FIRST MANHATTAN BANCORP, a California corporation (the “Corporation”).

2.                                       Article ONE of the Articles of Incorporation of the Corporation is amended to read as follows:

“ONE:  The name is this Corporation is:  MANHATTAN BANCORP.”

3.                                       The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.                                       The Corporation has issued no shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated:  October 25, 2006

/s/ Kyle Ransford
KYLE RANSFORD, President

/s/ Nicole Fitzgerald
NICOLE FITZGERALD, Secretary